Dentsply Sirona Reports Second Quarter 2023 Results
•Net sales increased 0.5% to $1,028 million, organic sales increased 2.3%
•GAAP net income of $86 million, GAAP earnings per share of $0.40
•Adjusted EBITDA margin of 17.7%, adjusted EPS of $0.51
•Raising midpoint of FY23 net sales by $75 million to a range of $3.98 billion to $4.02 billion
•Raising FY23 organic sales growth outlook to approximately 3% (previously flat to up 2%)
•Raising FY23 adjusted EPS outlook to a range of $1.92 to $2.02 (previously $1.85 to $2.00)

Charlotte, N.C., August 2, 2023 - DENTSPLY SIRONA Inc. (“Dentsply Sirona” or the "Company") (Nasdaq: XRAY) today announced its financial results for the second quarter of 2023.

Second quarter net sales of $1,028 million increased 0.5% (organic sales increased 2.3%), compared to $1,023 million in the second quarter of 2022. Net income for the second quarter of 2023 was $86 million, or $0.40 per diluted share, compared to net income of $73 million, or $0.34 per diluted share in the second quarter of 2022. Adjusted earnings per diluted share was $0.51 compared to $0.69 in the second quarter of 2022. A reconciliation of Non-GAAP measures (including organic sales, adjusted EBITDA and margin, adjusted EPS, and adjusted free cash flow conversion) to GAAP measures is provided below.

"We are pleased with our second quarter results, the highlight of which was organic growth in all four segments. Notably, aligners delivered another quarter of double-digit growth and our business in China returned to growth. We continue to see healthy patient traffic in most key markets and are making meaningful progress on our transformation initiatives. With this momentum and improved confidence, we are raising our full year outlook for net sales, organic sales growth, and adjusted EPS," said Simon Campion, President and Chief Executive Officer. "We are confident that we are on the right path and are executing well on our strategic objectives, which we expect will position us to deliver sustainable performance over time, and translate to significant value creation for all of our stakeholders."

Q2 23 Summary Results (GAAP)[1]

(in millions, except per share amount and percentages)	Q2 23	Q2 22	YoY

Net Sales	$1,028	$1,023	0.5%
Net Income Attributable to Dentsply Sirona	$86	$73	17.8%
Diluted (Loss)/ Earnings Per Share	$0.40	$0.34	19.0%
Percentages are based on actual values and may not reconcile due to rounding.
[1] Q2 2023 GAAP EPS includes a tax benefit due to the partial valuation allowance release of net operating loss carryforwards.

Q2 23 Summary Results (Non-GAAP)[2]

(in millions, except per share amount and percentages)	Q2 23	Q2 22	YoY

Net Sales	$1,028	$1,023	0.5%
Organic Sales Growth %			2.3%
Adjusted EBITDA	$184	$235	(22.4%)
Adjusted EBITDA Margin	17.7%	22.9%
Adjusted EPS	$0.51	$0.69	(26.2%)
[2] Organic sales growth, adjusted EBITDA, and adjusted EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.
Percentages are based on actual values and may not reconcile due to rounding.

Q2 23 Segment Results

	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total

Net Sales Growth %	0.6%	(0.8%)	1.9%	1.1%	0.5%
Organic Sales Growth %	2.8%	0.7%	3.7%	3.1%	2.3%

Q2 23 Geographic Results

	United States	Europe	Rest of World	Total

Net Sales Growth %	1.1%	(2.7%)	4.8%	0.5%
Organic Sales Growth %	1.1%	(2.0%)	11.0%	2.3%

Cash Flow and Liquidity

Operating cash flow in the second quarter of 2023 was $104 million, a decrease compared to $173 million in the prior year, primarily as a result of changes in working capital and increased operating expenses. In the second quarter of 2023, the Company paid $30 million in dividends resulting in a total of $207 million returned to shareholders through dividends and share repurchases in the first six months of 2023. The Company had $295 million of cash and cash equivalents as of June 30, 2023.

2023 Outlook

Based on the results of the first half, the Company is raising the midpoint of its 2023 net sales outlook by $75 million to a new range of $3.98 billion to $4.02 billion, with anticipated organic sales growth of approximately 3%. The Company is also raising its adjusted EPS outlook to a new range of $1.92 to $2.02, which includes a $0.03 foreign currency translation headwind.

Other 2023 outlook assumptions are included in the second quarter 2023 earnings presentation posted on the Investors section of the Dentsply Sirona website at https://investor.dentsplysirona.com. The Company does not provide forward-looking estimates on a GAAP basis as certain information is not available without unreasonable effort and cannot be reasonably estimated.

Quarterly Cash Dividend

The Company's Board of Directors declared a quarterly cash dividend of $0.14 per share of common stock, an indicated annual rate of $0.56 per share. The dividend is payable on October 13, 2023, to holders of record as of September 29, 2023.

Controls and Procedures

The Company identified a material weakness in internal control over financial reporting which did not result in a material misstatement of the Company’s previously issued financial statements. For more information, please refer to Item 8.01 of the Company's Current Report on Form 8-K filed on August 2, 2023.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on August 3, 2023, at 8:30 am ET. A live webcast of the investor conference call and a presentation related to the call will be available on the Investors section of the Company’s website at https://investor.dentsplysirona.com.

For those planning to participate on the call, please register at https://register.vevent.com/register/BI76464819520843688714b97d274d39e4. A webcast replay of the conference call will be available on the Investors section of the Company’s website following the call.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with over a century of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental and oral health products as well as other consumable medical devices under a strong portfolio of world class brands. Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better and safer dental care. Dentsply Sirona’s headquarters is located in Charlotte, North Carolina. The Company’s shares are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
Andrea Daley
Vice President, Investor Relations
+1-704-805-1293
InvestorRelations@dentsplysirona.com

Press:
Marion Par-Weixlberger
Vice President, Public Relations & Corporate Communications
+43 676 848414588
marion.par-weixlberger@dentsplysirona.com

Forward-Looking Statements and Associated Risks

This Press Release contains statements that do not directly and exclusively relate to historical facts which constitute forward-looking statements, including, statements and projections concerning, among other things, the expected timing, benefits and costs associated with the Company’s restructuring plan described in this Press Release. The Company’s forward-looking statements represent current expectations and beliefs and involve risks and uncertainties. Actual results may differ significantly from those projected or suggested in any forward-looking statements and no assurance can be given that the results described in such forward-looking statements will be achieved. Investors are cautioned not to place undue reliance on such forward-looking statements which speak only as of the date they are made. The forward-looking statements are subject to numerous assumptions, risks and uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. Any number of factors could cause the Company’s actual results to differ materially from those contemplated by any forward-looking statements, including, but not limited to, the risks associated with the following: the Company’s ability to remain profitable in a very competitive marketplace, which depends upon the Company’s ability to differentiate its products and services from those of competitors; the Company’s failure to realize assumptions and projections which may result in the need to record additional impairment charges; the effect of changes to the Company’s distribution channels for its products and the failure of significant distributors of the Company to effectively manage their inventories; the Company’s ability to control costs and failure to realize expected benefits of cost reduction and restructuring efforts and the Company’s failure to anticipate and appropriately adapt to changes or trends within the rapidly changing dental industry. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company’s most recent Form 10-K, including any amendments thereto, and any updating information which may be contained in the Company’s other filings with the SEC, when reviewing any forward-looking statement. The Company notes these factors for investors as permitted under the Private Securities Litigation Reform Act of 1995. Investors should understand it is impossible to predict or identify all such factors or risks. As such, you should not consider either the foregoing lists, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales	$1,028	$1,023	$2,006	$1,992
Cost of products sold	478	442	937	890

Gross profit	550	581	1,069	1,102
Selling, general, and administrative expenses	416	410	832	786
Research and development expenses	49	45	95	90
Restructuring and other costs	5	7	64	10

Operating income	80	119	78	216

Other income and expenses:
Interest expense, net	21	15	40	27
Other expense (income), net	13	13	20	11

Income before income taxes	46	91	18	178
(Benefit) provision for income taxes	(39)	18	(44)	36

Net income	85	73	62	142

Less: Net loss attributable to noncontrolling interest	(1)	—	(5)	—

Net income attributable to Dentsply Sirona	$86	$73	$67	$142

Net income per common share attributable to Dentsply Sirona:
Basic	$0.41	$0.34	$0.31	$0.66
Diluted	$0.40	$0.34	$0.31	$0.66

Weighted average common shares outstanding:
Basic	211.9	214.9	213.2	215.9
Diluted	213.1	215.3	214.4	216.5

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	June 30, 2023	December 31, 2022

Assets
Current Assets:
Cash and cash equivalents	$295	$365
Accounts and notes receivables-trade, net	670	632
Inventories, net	657	627
Prepaid expenses and other current assets	298	269
Total Current Assets	1,920	1,893

Property, plant, and equipment, net	772	761
Operating lease right-of-use assets, net	191	200
Identifiable intangible assets, net	1,808	1,903
Goodwill	2,703	2,688
Other noncurrent assets	256	198
Total Assets	$7,650	$7,643

Liabilities and Equity
Current Liabilities:
Accounts payable	$265	$279
Accrued liabilities	728	727
Income taxes payable	17	46
Notes payable and current portion of long-term debt	261	118
Total Current Liabilities	1,271	1,170

Long-term debt	1,841	1,826
Operating lease liabilities	144	149
Deferred income taxes	261	287
Other noncurrent liabilities	431	399
Total Liabilities	3,948	3,831

Total Equity	3,702	3,812

Total Liabilities and Equity	$7,650	$7,643

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Six Months Ended June 30,
	2023	2022

Cash flows from operating activities:
Net income	$62	$142

Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	64	59
Amortization of intangible assets	106	108
Deferred income taxes	(83)	(13)
Stock based compensation expense	31	33
Restructuring and other costs	42	(3)
Other non-cash expense	36	29
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	(38)	53
Inventories, net	(32)	(95)
Prepaid expenses and other current assets	(40)	(39)
Other noncurrent assets	(1)	(6)
Accounts payable	(15)	49
Accrued liabilities	(44)	(44)
Income taxes	(34)	2
Other noncurrent liabilities	29	(9)
Net cash provided by operating activities	83	266

Cash flows from investing activities:
Capital expenditures	(72)	(85)
Cash received on derivative contracts	4	5
Other investing activities	1	(3)
Net cash used in investing activities	(67)	(83)

Cash flows from financing activities:
Cash paid for treasury stock	(150)	(150)
Proceeds on short-term borrowings	143	38
Cash dividends paid	(57)	(51)
Proceeds from long-term borrowings, net of deferred financing costs	—	5
Repayments on long-term borrowings	(1)	(2)
Proceeds from exercised stock options	—	6
Other financing activities, net	(5)	(8)
Net cash used in financing activities	(70)	(162)
Effect of exchange rate changes on cash and cash equivalents	(16)	2
Net (decrease) increase in cash and cash equivalents	(70)	23
Cash and cash equivalents at beginning of period	365	339
Cash and cash equivalents at end of period	$295	$362

Non-GAAP Financial Measures

In addition to results determined in accordance with U.S. generally accepted accounting principles (“US GAAP”) the Company provides certain measures in this press release, described below, which are not calculated in accordance with US GAAP and therefore represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. These Non-GAAP measures are used by the Company to measure its performance and may differ from those used by other companies.

Management believes that these Non-GAAP measures are helpful as they provide a measure of the results of operations, and are frequently used by investors and analysts to evaluate the Company’s performance exclusive of certain items that impact the comparability of results from period to period, and which may not be indicative of past or future performance of the Company.

Organic Sales

The Company defines "organic sales" as the reported net sales adjusted for: (1) net sales from acquired businesses recorded prior to the first anniversary of the acquisition; (2) net sales attributable to disposed businesses or discontinued product lines in both the current and prior year periods; and (3) the impact of foreign currency changes, which is calculated by translating current period net sales using the comparable prior period's foreign currency exchange rates.

Adjusted Operating Income

Adjusted operating income is computed by excluding the following items from operating income (loss) as reported in accordance with US GAAP:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to consummating and integrating acquired businesses, as well as net gains and losses related to the disposed businesses. In addition, this category includes the post-acquisition roll-off of fair value adjustments recorded related to business combinations, except for amortization expense of purchased intangible assets noted below. Although the Company is regularly engaged in activities to find and act on opportunities for strategic growth and enhancement of product offerings, the costs associated with these activities may vary significantly between periods based on the timing, size and complexity of acquisitions and as such may not be indicative of past and future performance of the Company.

(2) Restructuring related charges and other costs. These adjustments include costs related to the implementation of restructuring initiatives, including but not limited to, severance costs, facility closure costs, and lease and contract termination costs, as well as related professional service costs associated with these restructuring initiatives and global transformation activity. The Company is continually seeking to take actions that could enhance its efficiency; consequently, restructuring charges may recur but are subject to significant fluctuations from period to period due to the varying levels of restructuring activity, and as such may not be indicative of past and future performance of the Company. Other costs include charges related to goodwill and intangible asset impairments, legal settlements, executive separation costs, and changes in accounting principle recorded within the period. This category also includes costs related to the recent investigations, related ongoing legal matters and associated remediation activities which primarily include legal, accounting and other professional service fees, as well as turnover and other employee-related costs.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets, which are recorded at fair value. Although these costs contribute to revenue generation and will recur in future periods, their amounts are significantly impacted by the timing and size of acquisitions, and as such may not be indicative of the future performance of the Company.

(4) Fair value and credit risk adjustments. These adjustments include the non-cash mark-to-market changes in fair value associated with pension assets and obligations, and equity-method investments. Although these adjustments are recurring in nature, they are subject to significant fluctuations from period to period due to changes in the underlying assumptions and market conditions. The non-service component of pension expense is a recurring item, however it is subject to significant fluctuations from period to period due to changes in actuarial assumptions, interest rates, plan changes, settlements, curtailments, and other changes in facts and circumstances. As such, these items may not be indicative of past and future performance of the Company.

Adjusted Net Income (Loss)

Adjusted net income (loss) consists of net income (loss) as reported in accordance with US GAAP, adjusted to exclude the items identified above. Additionally, income tax expense is adjusted for the related income tax impacts of the items named above, as well as other adjustments such as: discrete adjustments to valuation allowances and other uncertain tax positions, final settlement of income tax audits, discrete tax items resulting from the implementation of restructuring initiatives and the windfall or shortfall relating to exercise of employee share-based compensation, any difference between the interim and annual effective tax rate, and adjustments relating to prior periods.

These adjustments are irregular in timing, and the variability in amounts may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

Adjusted EBITDA and Margin

In addition to the adjustments described above in arriving at adjusted net income, adjusted EBITDA is computed by further excluding any remaining interest expense, net, income tax expense, depreciation and amortization.

Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by net sales.

Adjusted Earnings (Loss) Per Diluted Share

Adjusted earnings (loss) (EPS) per diluted share is computed by dividing adjusted earnings (loss) attributable to Dentsply Sirona shareholders by the diluted weighted average number of common shares outstanding.

Adjusted Free Cash Flow Conversion

The Company defines adjusted free cash flow as net cash provided by operating activities minus capital expenditures during the same period, and adjusted free cash flow conversion is defined as adjusted free cash flow divided by adjusted net income (loss). Management believes this Non-GAAP measure is important for use in evaluating the Company’s financial performance as it measures our ability to efficiently generate cash from our business operations relative to earnings. It should be considered in addition to, rather than as a substitute for, net income (loss) as a measure of our performance or net cash provided by operating activities as a measure of our liquidity.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended June 30, 2023				Q2 2023 Change				Three Months Ended June 30, 2022
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$362	$403	$263	$1,028	1.1%	(2.7%)	4.8%	0.5%	$358	$414	$251	$1,023
Foreign exchange impact					—%	(0.7%)	(6.2%)	(1.8%)
Organic sales					1.1%	(2.0%)	11.0%	2.3%
Percentages are based on actual values and may not reconcile due to rounding.

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended June 30, 2023					Q2 2023 Change					Three Months Ended June 30, 2022
(in millions, except percentages)	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total	Connected Technology Solutions	Essential Dental Solutions	Orthodontic and Implant Solutions	Wellspect Healthcare	Total

Net sales	$309	$377	$270	$72	$1,028	0.6%	(0.8%)	1.9%	1.1%	0.5%	$307	$380	$264	$72	$1,023
Foreign exchange impact						(2.2%)	(1.5%)	(1.8%)	(2.0%)	(1.8%)
Organic sales						2.8%	0.7%	3.7%	3.1%	2.3%
Percentages are based on actual values and may not reconcile due to rounding.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended June 30, 2023, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP							ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended June 30, 2023	Amortization of Purchased Intangible Assets	Restructuring Related Charges and Other Costs (a)	Business Combination Related Costs and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended June 30, 2023

NET SALES	$1,028	—	—	—			$—	$1,028
GROSS PROFIT	550	30	3	1			34	584
% OF NET SALES	53.5%							56.8%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	416	(23)	(11)	(6)			(40)	376
% OF NET SALES	40.5%							36.7%
RESEARCH AND DEVELOPMENT EXPENSES	49	—	(1)	—			(1)	48
% OF NET SALES	4.7%							4.6%
RESTRUCTURING AND OTHER COSTS	5	—	(5)	—			(5)	—
OPERATING INCOME	80	53	20	7	—	—	80	160
% OF NET SALES	7.8%							15.6%
OTHER INCOME AND EXPENSE	34	—	—	(3)			(3)	31
INCOME BEFORE INCOME TAXES	46	53	20	10	—	—	83	129
(BENEFIT) PROVISION FOR INCOME TAXES	(39)				31	29	60	21
% OF PRE-TAX INCOME	(83.2%)							16.4%
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(1)						—	(1)
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$86						$23	$109
% OF NET SALES	8.4%							10.6%
EARNINGS PER SHARE - DILUTED	$0.40						$0.11	$0.51
Percentages are based on actual values and may not reconcile due to rounding.
(a) Other Costs includes $4 million in professional service costs related to the global transformation project, and $7 million in costs related to the recent investigation and remediation activities which are comprised of professional fees and other employee-related SG&A expenses.

For the three months ended June 30, 2023, the following table presents the details of the "Restructuring Related Charges and Other Costs" column in the above table and the line item in the Consolidated Statements of Operations where they have been recorded:

(in millions)	Costs Related to Restructuring Plans	Professional Services Costs	Incentive Compensation	Other	Total

Cost of products sold	$—	$2	$—	$1	$3
Selling, general, and administrative expenses	—	7	2	2	11
Research and development expenses	—	1	—	—	1
Restructuring and other costs	5	—	—	—	5
Total	$5	$10	$2	$3	$20

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended June 30, 2022, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended June 30, 2022	Amortization of Purchased Intangible Assets	Restructuring Related Charges and Other Costs (a)	Business Combination Related Costs and Fair Value Adjustments	Fair Value and Credit Risk Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended June 30, 2022

NET SALES	$1,023	—	—	—	—			$—	$1,023
GROSS PROFIT	581	31	—	—	—			31	612
% OF NET SALES	56.7%								59.8%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	410	(22)	(27)	(1)	—			(50)	360
% OF NET SALES	40.0%								35.2%
RESEARCH AND DEVELOPMENT EXPENSES	45	—	—	—	—			—	45
% OF NET SALES	4.5%								4.4%
RESTRUCTURING AND OTHER COSTS	7	—	(7)	—	—			(7)	—
OPERATING INCOME	119	53	34	1	—			88	207
% OF NET SALES	11.6%								20.2%
OTHER INCOME AND EXPENSE	28	—	—	—	(12)			(12)	16
INCOME BEFORE INCOME TAXES	91	53	34	1	12			100	191
PROVISION FOR INCOME TAXES	18					21	3	24	42
% OF PRE-TAX INCOME	19.3%								22.2%
LESS: NET INCOME ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	—							—	—
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$73							$76	$149
% OF NET SALES	7.1%								14.5%
EARNINGS PER SHARE - DILUTED	$0.34							$0.35	$0.69
Percentages are based on actual values and may not reconcile due to rounding.
(a) Other Costs include $25 million in expenses related to the internal investigation comprised of $6 million in professional service fees and $19 million in turnover and other employee-related SG&A expenses.

For the three months ended June 30, 2022, the following table presents the details of the "Restructuring Related Charges and Other Costs" column in the above table and the line item in the Consolidated Statements of Operations where they have been recorded:

(in millions)	Severance Costs Related to Executives	Costs Related to Restructuring Plans	Professional Services Costs	Incentive Compensation	Total

Selling, general, and administrative expenses	$16	$—	$7	$4	$27
Restructuring and other costs	—	7	—	—	7
Total	$16	$7	$7	$4	$34

A reconciliation of reported net income (loss) attributable to Dentsply Sirona to adjusted EBITDA and margin for the three months ended June 30, 2023 and 2022 is as follows:

	Three Months Ended June 30,
(in millions, except percentages)	2023	2022

Net income attributable to Dentsply Sirona	$86	$73
Interest expense, net	21	15
Income tax expense	(39)	18
Depreciation(1)	33	29
Amortization of purchased intangible assets	53	53
Restructuring related charges and other costs	20	34
Business combination related costs and fair value adjustments	10	1
Fair value and credit risk adjustments	—	12
Adjusted EBITDA	$184	$235

Net sales	$1,028	$1,023
Adjusted EBITDA margin	17.7%	22.9%
(1) Excludes those depreciation related amounts which were included as part of the business combination related adjustments above.

A reconciliation of adjusted free cash flow conversion for the three months ended June 30, 2023 and 2022 is as follows:

	Three Months Ended June 30,
(in millions, except percentages)	2023	2022

Net cash provided by operating activities	$104	$173
Capital expenditures	(33)	(41)
Adjusted free cash flow	$71	$132

Adjusted net income	$109	$149
Adjusted free cash flow conversion	65%	89%